Exhibit 5.1
July 30, 2009

Arabian American Development Company
P.O. Box 1636
Silsbee, Texas 77656

Ladies and Gentlemen:

We have acted as counsel to Arabian American Development Company, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), to which this opinion is an exhibit, filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering from time to time as set forth in the Registration Statement, pursuant to Rule 415 under the Act, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of (i)  shares of common stock, par value $0.10 per share (“Common Stock”), and (ii) warrants for the purchase of Common Stock (“Warrants”), having an aggregate initial public offering price not to exceed $20,000,000, and each on terms to be determined at the time of its offering. In addition, the Warrants may be convertible into or exercisable for Common Stock. The Common Stock and Warrants are collectively referred to herein as the “Securities.”

Warrants to purchase Common Stock are referred to herein as the “Stock Warrants”.  The Stock Warrants will be issued under a stock warrant agreement (the “Stock Warrant Agreement”) between the Company and a financial institution to be determined, as stock warrant agent..

We have examined the Registration Statement and exhibits thereto which have been filed with the Commission.  In connection with the foregoing, we also have examined originals or copies of such corporate records, as applicable, of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other records, agreements, instruments and other documents as we have deemed necessary for the purpose of rendering the opinions expressed herein.  As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials.  We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, the due authorization, execution and delivery by the parties thereto of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

P. O. BOX 4915 • BEAUMONT, TX 77704 • PHONE: 409.654.6700 • FAX: 409.835.2115

Arabian American Development Company
July 30, 2009

In rendering the opinions expressed below with respect to the Securities, we have assumed that:

(1) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws;

(2)           a Prospectus Supplement with respect to each issued Security will have been prepared and filed with the Commission describing the corresponding Securities offered thereby;

(3)           all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, as amended and in effect, and the corresponding Prospectus Supplement;

(4)           a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(5)           the Certificate of Incorporation and Bylaws of the Company will not have been amended in any manner that would affect any legal conclusion set forth herein;

(6)           the consideration paid for any shares of Common Stock will comply with Section 153(a) or (b) of the Delaware General Corporation Law (the “DGCL”) or any successor provision;

(7)           at the time of any offering or sale of Securities, the Company will have such number of shares of Common Stock, if applicable, as set forth in such offering or sale, authorized and available for issuance;

(8)           all Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

(9)           none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable law or will result in the violation of any provision of any instrument or agreement then binding on the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company; and

(10)           the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Holders”) of a certificate for such Security or the receipt by an applicable depositary, acting as agent, on behalf of all Holders of the class or series of Securities of which such Security is one, of a certified receipt or other writing then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the Board of Directors of the Company (the “Board”) and the Registration Statement, as amended and in effect (including the Prospectus and the applicable Prospectus Supplement).

Arabian American Development Company
July 30, 2009

Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

(i)           With respect to authorized but unissued Common Stock, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance of such Common Stock, the terms of the offering thereof and related matters and (b) the due issuance and delivery of such Common Stock, upon payment (or delivery) of the consideration therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, such Common Stock will be legally issued, fully paid and nonassessable.

(ii)           With respect to the Warrants, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters and (b) the due execution, issuance and delivery of the Warrants, upon payment of fair consideration or reasonably equivalent value therefor as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the applicable Warrant Agreement, such Warrants will be legally issued and constitute binding obligations of the Company under applicable state law governing the Warrant Agreement.

The foregoing opinions are subject to the following:

(a)           The enforceability of any document, instrument or Security may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (ii) the refusal of a particular court to grant equitable remedies, including without limitation specific performance and injunctive relief, and (iii) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law).

(b)           In rendering the foregoing opinions, we express no opinion as to the legality, validity, enforceability or binding effect of provisions of each of the referenced agreements relating to indemnities and rights of contribution to the extent prohibited by public policy or that might require indemnification for losses or expenses caused by negligence, gross negligence, willful misconduct, fraud or illegality of an indemnified party.

(c)           We express no opinion as to any provision that (i) relates to severability or separability or (ii) purports to require all amendments, supplements or waivers to be in writing.

This opinion speaks as of its date and we undertake no, and hereby disclaim any, duty to advise as to changes of fact or law coming to our attention after the delivery hereof on such date. For the purposes of the opinions expressed above, we have assumed that, at the time of the execution and delivery of each Warrant Agreement to be used in connection with an issuance of Warrants, and at the time of the issuance and delivery of each Security, (a) the Company will be validly existing in good standing under the law of the State of Delaware, it will have full power and authority to execute, deliver and perform its obligations under such Warrant Agreement or Security, as the case may be, and there shall have occurred no change in applicable law (statutory or decisional), rule or regulation, or in any other relevant fact or circumstance, that (in any such case) would adversely affect our ability to render at such time an opinion containing the

Arabian American Development Company
July 30, 2009

same legal conclusions herein set forth and subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein, and (b) in the case of the Securities, at the time of issuance, execution and delivery thereof or of the instrument evidencing the same (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws, (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (iii) all Securities will have been issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement, as amended and in effect, and the corresponding Prospectus Supplement, and (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

The opinions expressed herein are limited exclusively to the federal laws of the United States of America, the laws of the State of Texas and applicable provisions of, respectively, the Delaware Constitution, the Delaware General Corporation Law and reported judicial interpretations of such law, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with respect thereto under the caption “Legal Matters” in the Prospectus included as part of the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ Germer Gertz, L.L.P.